UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900, Fort Lauderdale FL 33309

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code (954) 596-1000

Copies to:

Gary Atkinson

CEO

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

954-596-1000 (phone)

954-596-2000 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2019, the Company signed a material three-year worldwide licensing agreement with CBS Consumer Products for the CARPOOL KARAOKE program series. Under the terms of the Agreement, Singing Machine will be launching a range of consumer products worldwide designed for use within vehicles under the CARPOOL KARAOKE license. The license agreement began December 1, 2018 and continues through August 31, 2022. The license requires a minimum royalty guaranty of $100,000 with $50,000 payable at the execution of the contract, and a second and third payment of $25,000 payable on or before June 1, 2021 and 2022, respectively. Royalty payments will be calculated at 9% of net sales up to the first 150,000 units; and(ii) 10% of net sales 150,001 units thereafter and are payable on a quarterly basis beginning September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: February 14, 2019	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer